EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in the Registration Statements and the Prospectuses constituting a part of the Registration Statements on Forms S-3 Nos. 333-112689, 333-110977 and 333-109692 and S-8 Nos.
33-72534 and 333-99973 of iCAD, Inc. of our reports dated August 26, 2003 and February 3, 2004, with respect to the financial statements of Qualia Computing, Inc. included in the Current Report on Form 8-K/A of iCAD, Inc. for the event dated December 31, 2003.



/s/ Brady Ware & Schoenfeld, Inc.
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Dayton, OH
March 15, 2004